Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GAN Limited pertaining to the GAN Limited Employee Stock Purchase Plan of our report dated 5 August 2021, with respect to the consolidated financial statements of Vincent Group Limited (formerly Vincent Group p.l.c) included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2021.

/s/ Grant Thornton

Grant Thornton
Birkirkara, Malta

20 August 2021